EXHIBIT 99.1
BLUE HILLS BANCORP PROVIDES UPDATE ON PROBLEM LOANS AND ANNOUNCES THIRD SHARE REPURCHASE PROGRAM

Blue Hills Bancorp today announced an update on problem loans to one commercial customer. As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the second quarter of 2016 as filed with the Securities and Exchange Commission, on August 4, 2016, loans with a balance of $4.1 million to one commercial customer were placed on nonaccrual status in the second quarter of 2016 and a specific reserve of $558,000 was established against the loans at that time. The Company had a full commercial relationship with this customer, including an owner-occupied commercial real estate loan and loans to finance other business assets. The specific reserve of $558,000 was established based upon information available at such time. Based on the information currently available to the Company regarding the borrower and collateral securing these loans, the Company expects to record a charge-off of $3.3 million related to such loans during the third quarter. This charge-off, when combined with the effect of the previously established specific reserve, is expected to result in a pre-tax charge against income of approximately $2.7 million relating to these loans for the third quarter.

The Company has initiated foreclosure and liquidation proceedings on such collateral that had been pledged to the Company as security for the loans. In addition, the Company is conducting a thorough review and investigation, including the use of forensic accountants, related to the origination of the loans and the representations made by this customer to the Bank. The Company believes the customer made fraudulent misrepresentations about its financial condition and the collateral securing the loans and the Company intends to pursue all legal remedies against the customer for losses and costs related to the loans. There can be no assurance, however, that these efforts will result in significant recoveries. Additional developments on this matter, if any, will be provided when the Company releases third quarter 2016 earnings, which is currently planned for the week of October 24.

Blue Hills Bancorp also announced today that the Board of Directors has authorized the Company’s third stock repurchase program pursuant to which the Company intends to purchase up to 1,345,087 shares of its issued and outstanding shares of common stock, which represents approximately 5% of the Company's issued and outstanding shares. The timing of the purchases will depend on certain factors, including but not limited to, market conditions and prices, available funds and alternative uses of capital. The stock repurchase program may be carried out through open-market purchases, block trades, negotiated private transactions and pursuant to a trading plan that will be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Any repurchased shares will be held by the Company as authorized but unissued shares. The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. The repurchase program does not obligate the Company to purchase any particular number of shares. The third repurchase program will commence upon completion of the second repurchase program. Currently, the Company has repurchased 84% of the 1,119,000 shares authorized under the second program, which was announced in February 2016. The first repurchase program, which was announced in July 2015, was completed in February 2016. Total repurchases under the first and second program amount to 2,359,540 shares as of September 13, 2016.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood Massachusetts, had assets of $2.2 billion at June 30, 2016 and operates 11 branch offices in Brookline, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The Bank's three branches in Nantucket, Massachusetts operate under the name Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer and commercial deposit and loan products to customers through a growing branch network and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial and municipal deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts.

The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 140 years. For more information about Blue Hills Bank, visit the web site at www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520